U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 24, 2012

VALLEY HIGH MINING COMPANY
 (Exact name of small business issuer as specified in its charter)

Nevada	68-0582275
(State of other jurisdiction of incorporation)	(IRS Employer ID No.)

12835 E. Arapahoe Road
Tower 1 Suite 810
Centennial, CO 80112
(Address of principal executive offices)

(514) 764-9698
(Issuer’s Telephone Number)

Item 5.06.  Change in Shell Company Status

We have been classified as a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the execution of a Joint Venture Agreement (the “Joint Venture”) with Corizona Mining Partners, LLC (“Corizona”), a Minnesota limited liability company, as previously disclosed in a Form 8-K dated September 8, 2012.   On July 20, 2012, together with Corizona, we formed a limited liability company, Minera Carabamba S.A., pursuant to the laws of Peru.  The Joint Venture has acquired a leasehold interest in a property, which has an area of approximately 966 hectares and is located in La Libertad, Peru. The Joint Venture is conducting initial operations on the property under the project name of Machacala.  As a result we are now actively engaged in the mining industry.  We are also in the process of finalizing a second joint venture on a second mining operation, also located in Peru and also involving Corizona.

Consequently, we believe that these transactions have caused us to cease being a shell company.  For information about these transactions please see the information set forth in our Form 10-Q report under “Plan of Operation” as filed with the US Securities and Exchange Commission on November 21, 2012, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized on December 24, 2012.

VALLEY HIGH MINING COMPANY

By:	s/ Andrew I. Telsey
Andrew I. Telsey, Chief Executive Officer